Exhibit 99.1

FOR IMMEDIATE RELEASE

Forrester Research Names New Chief Sales Officer

Cambridge, Mass., July 11, 2017 . . . Forrester Research, Inc. (Nasdaq: FORR) today announced the appointment of Kelley Hippler as chief sales officer, effective immediately, replacing Mike Morhardt.

Ms. Hippler has been with the company since 1999, most recently serving as senior vice president for customer success, leading the customer engagement model rollout across the organization. During her 18-year tenure at Forrester, she has held a variety of roles, including leading strategic programs to drive global bookings and creating a global sales operations function.

“Our bookings for the first half of 2017 have been substantially in line with our expectations, and now with Kelley in her new role, I am confident that her extensive knowledge of Forrester’s business and clients, along with her proven track record, will drive the kind of performance that will get us to high growth,” said George F. Colony, Forrester’s chairman and chief executive officer.

Ms. Hippler will participate in Forrester’s second-quarter earnings conference call. Forrester expects to exceed or be at the high end of its revenue and earnings guidance for the second quarter of 2017, previously announced on April 26, 2017.

About Forrester Research

Forrester Research is one of the most influential research and advisory firms in the world. We work with business and technology leaders to develop customer-obsessed strategies that drive growth. Forrester’s unique insights are grounded in annual surveys of more than 675,000 consumers and business leaders worldwide, rigorous and objective methodologies, and the shared wisdom of our most innovative clients. Through proprietary research, data, custom consulting, exclusive executive peer groups, and events, the Forrester experience is about a singular and powerful purpose: to challenge the thinking of our clients to help them lead change in their organizations. For more information, visit forrester.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, Forrester’s financial guidance for the second quarter of 2017 and statements about Forrester’s future financial performance and financial condition. These statements are based on Forrester’s current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual future activities and results to differ include, among others, Forrester’s ability to retain and enrich memberships for its research products and services, demand for advisory and consulting services, technology spending,

Forrester’s ability to respond to business and economic conditions and market trends, Forrester’s ability to develop and offer new products and services, the risks and challenges inherent in international business activities, competition and industry consolidation, the ability to attract and retain professional staff, Forrester’s dependence on key personnel, Forrester’s ability to realize the anticipated benefits from recent internal reorganizations, the possibility of network disruptions and security breaches, Forrester’s ability to enforce and protect its intellectual property, and possible variations in Forrester’s quarterly operating results. Dividend declarations are at the discretion of Forrester’s board of directors, and plans for future dividends may be revised by the board at any time. Forrester undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information, please refer to Forrester’s reports and filings with the Securities and Exchange Commission.

Contact:

Michael Doyle

Chief Financial Officer

Forrester Research, Inc.

+1 617.613.6000

mdoyle@forrester.com

Meaghan Rhyasen

Public Relations

Forrester Research, Inc.

+ 1 617.613.6070

press@forrester.com

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